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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-51472) and related Prospectus of Williams Communications Group, Inc. for the registration of 5,000,000 shares of 6.75% redeemable cumulative convertible preferred stock and 11,605,000 shares of Class A common stock and to the incorporation by reference therein of our report dated February 17, 2000, except for the matters described in the second paragraph of Note 1 and in Note 3, as to which the date is June 15, 2000, with respect to the consolidated financial statements and schedules of Williams Communications Group, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                                               Ernst & Young LLP


Tulsa, Oklahoma
January 4, 2001